UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-0366390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
P.O. Box 3001 Lancaster, Pennsylvania (Address of Principal Executive Offices)	17604 (Zip Code)

ARMSTRONG WORLD INDUSTRIES, INC. 2011 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Mark A. Hershey, Esquire	with a copy to:
General Counsel	Kimberly J. Decker, Esquire
Armstrong World Industries, Inc.	Barley Snyder LLC
2500 Columbia Avenue	126 East King Street
Lancaster, PA 17603	Lancaster, PA 17602
(Name and address of agent for service)
(717) 396-2886
(Telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, Par value $0.01	1,600,000	$37.645	$60,232,000	$6,993
(1)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of Armstrong World Industries, Inc. registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.
(2)  Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c). Based upon the average of the high and low price, as reported by NYSE, as of September 27, 2011.

This Registration Statement shall become automatically effective upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 CFR Section 230.462.

The contents of the earlier Registration Statement No.333-138034, filed with the Securities and Exchange Commission, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on September 28, 2011.

ARMSTRONG WORLD INDUSTRIES, INC.

By: /s/ Mark A. Hershey, Esquire
Mark A. Hershey, Esquire
General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below also constitutes and appoints Thomas B. Mangas, Mary J. Huwaldt and Mark A. Hershey, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
/s/ Matthew J. Espe Matthew J. Espe	Chief Executive Officer and President (Principal Executive Officer) and Director	September 28, 2011
/s/ Thomas B. Mangas Thomas B. Mangas	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 28, 2011
/s/ Stephen F. McNamara Stephen F. McNamara	Vice President & Controller (Principal Accounting Officer)	September 28, 2011
/s/ James J. O'Connor James J. O’Connor	Chairman of the Board	September 28, 2011
/s/ Stan A. Askren Stan A. Askren	Director	September 28, 2011
/s/ David Bonderman David Bonderman	Director	September 28, 2011

/s/ Kevin R. Burns Kevin R. Burns	Director	September 28, 2011
/s/ John J. Roberts John J. Roberts	Director	September 28, 2011
/s/ James J. Gaffney James J. Gaffney	Director	September 28, 2011
/s/ Tao Huang Tao Huang	Director	September 28, 2011
/s/ Michael F. Johnston Michael F. Johnston	Director	September 28, 2011
/s/ Larry S. McWilliams Larry S. McWilliams	Director	September 28, 2011
/s/ Richard E. Wenz Richard E. Wenz	Director	September 28, 2011

EXHIBIT INDEX

  5.1           Opinion of Barley Snyder, LLC
23.1           Consent of Independent Registered Public Accounting Firm
23.2           Consent of Independent Auditors
23.3           Consent of Barley Snyder, LLC (included as part of Exhibit 5)